Exhibit 4.2

SECOND SUPPLEMENTAL INDENTURE

FOR ADDITIONAL SUBSIDIARY GUARANTEE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture for Additional Guarantee”), dated as of October 3, 2014, among NRG HQ DG LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), subsidiary of NRG Energy, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein), and Law Debenture Trust Company of New York, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 21, 2014 providing for the issuance of 6.25% Senior Notes due 2024 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Sections 4.10 and 9.01 of the Indenture, the Trustee, the Company and the other Guarantors are authorized to execute and deliver this Supplemental Indenture for Additional Guarantee.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      Agreement to Guarantee.  The Guaranteeing Subsidiary hereby becomes party to the Indenture as a Guarantor and as such will have all the rights and be subject to all the Obligations and agreements of a Guarantor under the Indenture. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 10 thereof.

4.                                      No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

5.                                      NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.                                      Counterparts.  The parties may sign any number of copies of this Supplemental Indenture for Additional Guarantee.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.                                      Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.                                      The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture for Additional Guarantee or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

9.                                      Ratification of Indenture; Supplemental Indenture for Additional Guarantee Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture for Additional Guarantee shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

[Signatures on following pages]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture for Additional Guarantee to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARY:

NRG HQ DG LLC

By:	/s/ Lynne Wittkamp
	Name:	Lynne Wittkamp
	Title:	Assistant Secretary

Signature Page to Second Supplemental Indenture

ISSUER:

NRG ENERGY, INC.

By:	/s/ Brian Curci
Name:	Brian Curci
Title:	Corporate Secretary

EXISTING GUARANTORS:

ARTHUR KILL POWER LLC
ASTORIA GAS TURBINE POWER LLC
BAYOU COVE PEAKING POWER, LLC
CABRILLO POWER I LLC
CABRILLO POWER II LLC
CARBON MANAGEMENT SOLUTIONS LLC
CIRRO ENERGY SERVICES, INC.
CIRRO GROUP, INC.
CLEAN EDGE ENERGY LLC
CONEMAUGH POWER LLC
CONNECTICUT JET POWER LLC
COTTONWOOD DEVELOPMENT LLC
COTTONWOOD GENERATING PARTNERS I LLC
COTTONWOOD GENERATING PARTNERS II LLC
COTTONWOOD GENERATING PARTNERS III LLC
DEVON POWER LLC
DUNKIRK POWER LLC
EASTERN SIERRA ENERGY COMPANY LLC
EL SEGUNDO POWER, LLC
EL SEGUNDO POWER II LLC
ENERGY PLUS HOLDINGS LLC
ENERGY PLUS NATURAL GAS LLC
ENERGY PROTECTION INSURANCE COMPANY
HUNTLEY POWER LLC
INDEPENDENCE ENERGY ALLIANCE LLC
INDEPENDENCE ENERGY NATURAL GAS LLC
INDIAN RIVER OPERATIONS INC.
INDIAN RIVER POWER LLC
KEYSTONE POWER LLC
LANGFORD WIND POWER, LLC
MERIDEN GAS TURBINES LLC
MIDDLETOWN POWER LLC

Signature Page to Second Supplemental Indenture

MONTVILLE POWER LLC
NEO CORPORATION
NEO FREEHOLD-GEN LLC
NEO POWER SERVICES INC.
NORWALK POWER LLC
NRG AFFILIATE SERVICES INC.
NRG ARTESIAN ENERGY LLC
NRG ARTHUR KILL OPERATIONS INC.
NRG ASTORIA GAS TURBINE OPERATIONS INC.
NRG BAYOU COVE LLC
NRG BUSINESS SOLUTIONS LLC
NRG CABRILLO POWER OPERATIONS INC.
NRG CALIFORNIA PEAKER OPERATIONS LLC
NRG CEDAR BAYOU DEVELOPMENT COMPANY, LLC
NRG CONNECTICUT AFFILIATE SERVICES INC.
NRG DEVELOPMENT COMPANY INC.
NRG DEVON OPERATIONS INC.
NRG DISPATCH SERVICES LLC
NRG DUNKIRK OPERATIONS INC.
NRG EL SEGUNDO OPERATIONS INC.
NRG ENERGY SERVICES GROUP LLC
NRG GENERATION HOLDINGS, INC.
NRG HOME & BUSINESS SOLUTIONS LLC
NRG HOME SOLUTIONS PRODUCT LLC
NRG HUNTLEY OPERATIONS INC.
NRG IDENTITY PROTECT LLC
NRG ILION LP LLC
NRG INTERNATIONAL LLC
NRG MEXTRANS INC.
NRG MIDATLANTIC AFFILIATE SERVICES INC.
NRG MIDDLETOWN OPERATIONS INC.
NRG MONTVILLE OPERATIONS INC.
NRG NEW JERSEY ENERGY SALES LLC
NRG NORTH CENTRAL OPERATIONS INC.
NRG NORTHEAST AFFILIATE SERVICES INC.
NRG NORWALK HARBOR OPERATIONS INC.
NRG OPERATING SERVICES, INC.
NRG OSWEGO HARBOR POWER OPERATIONS INC.

Signature Page to Second Supplemental Indenture

NRG PACGEN INC.
NRG PORTABLE POWER LLC
NRG POWER MARKETING LLC
NRG RENTER’S PROTECTION LLC
NRG RETAIL LLC
NRG ROCKFORD ACQUISITION LLC
NRG SAGUARO OPERATIONS INC.
NRG SECURITY LLC
NRG SERVICES CORPORATION
NRG SIMPLYSMART SOLUTIONS LLC
NRG SOUTH CENTRAL AFFILIATE SERVICES INC.
NRG SOUTH CENTRAL GENERATING LLC
NRG SOUTH CENTRAL OPERATIONS INC.
NRG TEXAS C&I SUPPLY LLC
NRG WARRANTY SERVICES LLC
NRG WEST COAST LLC
NRG WESTERN AFFILIATE SERVICES INC.
O’BRIEN COGENERATION, INC. II
ONSITE ENERGY, INC.
OSWEGO HARBOR POWER LLC RERH HOLDINGS, LLC
SAGUARO POWER LLC
SOMERSET OPERATIONS INC.
SOMERSET POWER LLC
US RETAILERS LLC
VIENNA OPERATIONS INC.
VIENNA POWER LLC
WCP (GENERATION) HOLDINGS LLC
WEST COAST POWER LLC

By:	/s/ Lynne Wittkamp
Name:	Lynne Wittkamp
Title:	Assistant Secretary

Signature Page to Second Supplemental Indenture

COTTONWOOD ENERGY COMPANY LP
By: Cottonwood Generating Partners I LLC, its General Partner

By:	/s/ Lynne Wittkamp
Name:	Lynne Wittkamp
Title:	Assistant Secretary

COTTONWOOD TECHNOLOGY PARTNERS LP
By: Cottonwood Generating Partners I LLC, its General Partner

By:	/s/ Lynne Wittkamp
Name:	Lynne Wittkamp
Title:	Assistant Secretary

ELBOW CREEK WIND PROJECT LLC

By:	/s/ Lynne Wittkamp
Name:	Lynne Wittkamp
Title:	Assistant Secretary

GCP FUNDING COMPANY, LLC

By:	/s/ Elizabeth McCormack
Name:	Elizabeth McCormack
Title:	Assistant Secretary

GREEN MOUNTAIN ENERGY COMPANY

By:	/s/ G. Gary Garcia
Name:	G. Gary Garcia
Title:	Vice President, Treasury

Signature Page to Second Supplemental Indenture

NRG CONSTRUCTION LLC

By:	/s/ Gaetan Frotte
	Name:	Gaetan Frotte
	Title:	Vice President and Treasurer

ACE ENERGY, INC.
ALLIED WARRANTY LLC
BIDURENERGY, INC.
ENERGY CURTAILMENT SPECIALISTS, INC.
LONE STAR A/C & APPLIANCE REPAIR, LLC
NRG CURTAILMENT SOLUTIONS LLC
NRG ENERGY LABOR SERVICES LLC
NRG ENERGY SERVICES LLC
NRG HOME SOLUTIONS LLC
NRG HOMER CITY SERVICES LLC
NRG MAINTENANCE SERVICES LLC
NRG RELIABILITY SOLUTIONS LLC

By:	/s/ Gaetan Frotte
	Name:	Gaetan Frotte
	Title:	Vice President and Treasurer

NRG ILION LIMITED PARTNERSHIP
By: NRG Rockford Acquisition LLC, its General Partner

By:	/s/ Lynne Wittkamp
	Name:	Lynne Wittkamp
	Title:	Assistant Secretary

Signature Page to Second Supplemental Indenture

NRG SOUTH TEXAS LP
By: Texas Genco GP, LLC, its General Partner

By:	/s/ Elizabeth McCormack
	Name:	Elizabeth McCormack
	Title:	Assistant Secretary

NRG ENERGY SERVICES INTERNATIONAL INC.
NRG RETAIL NORTHEAST LLC

By:	/s/ Elizabeth McCormack
	Name:	Elizabeth McCormack
	Title:	Assistant Secretary

TEXAS GENCO SERVICES, LP
By: New Genco GP, LLC, its General Partner

By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Vice President and Treasurer

EVERYTHING ENERGY LLC
RE RETAIL RECEIVABLES, LLC
RELIANT ENERGY NORTHEAST LLC
RELIANT ENERGY POWER SUPPLY LLC
RELIANT ENERGY RETAIL HOLDINGS, LLC
RELIANT ENERGY RETAIL SERVICES, LLC
INDEPENDENCE ENERGY GROUP LLC

By:	/s/ Lynne Wittkamp
Name:		Lynne Wittkamp
Title:		Assistant Secretary

Signature Page to Second Supplemental Indenture

ENERGY ALTERNATIVES WHOLESALE, LLC
GREGORY PARTNERS, LLC
GREGORY POWER PARTNERS LLC
NEW GENCO GP, LLC
NRG TEXAS GREGORY LLC
NRG TEXAS LLC
NRG TEXAS POWER LLC
TEXAS GENCO FINANCING CORP.
TEXAS GENCO HOLDINGS, INC.
TEXAS GENCO GP, LLC
TEXAS GENCO OPERATING SERVICES, LLC

By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Vice President and Treasurer

LOUISIANA GENERATING LLC
NRG NEW ROADS HOLDINGS LLC
NRG TEXAS HOLDING INC.

By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Treasurer

TEXAS GENCO LP, LLC

By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	Manager

Signature Page to Second Supplemental Indenture

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee

By:	/s/ James D. Heaney
	Name:	James D. Heaney
	Title:	Managing Director

Signature Page to Second Supplemental Indenture